Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-488-2600

Investor.Services@GMCR.com

Green Mountain Coffee Roasters, Inc. Appoints Brian Kelley CEO Effective December 3, 2012

Kelley Brings World Class Consumer Products Experience to GMCR’s Business

WATERBURY, Vt. (November 20, 2012) — Green Mountain Coffee Roasters, Inc., (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and coffee makers, today announced Brian Kelley will become President and Chief Executive Officer and a member of the Board of Directors effective December 3, 2012.

The appointment of Mr. Kelley, a proven consumer products executive, signals GMCR’s intent to build upon its well-established expertise in single-serve beverages and to leverage its leading consumer brands, Keurig® and Green Mountain Coffee®. Kelley will succeed GMCR’s current President and CEO, Lawrence J. Blanford, who in February 2012 shared his plans to retire from the Company and has been working with the Company’s Board of Directors to identify a successor.

“GMCR is a Company with strong character and compelling purpose, coupled with strong brands and products about which consumers are passionate. With its truly disruptive Keurig® brewing technology, GMCR’s accomplished something unique in the world of consumer products: it is changing consumer behavior by changing the way we brew and enjoy coffee,” said Kelley. “I am honored and excited by the opportunity to lead this organization whose products have sparked unparalleled growth in specialty coffee, and I look forward to working with its dedicated employees to drive continued growth and to deliver new innovations.”

Mr. Kelley was named President of Coca-Cola Refreshments in September 2012, to be effective January 1, 2013. Coca-Cola Refreshments is the Coke-Cola Company’s North America business unit with 68,000 employees. Kelley has been Chief Product Supply Officer, Coca Cola Refreshments since October, 2010. In his prior role as President of North America Business Integration, he led the total integration of the acquisition of the North American assets of Coca-Cola Enterprises, combining Coca-Cola North America and Coca-Cola Enterprises’ North American operations into a new company, Coca-Cola Refreshments.

“With leading consumer brands, compelling distribution and relationships, and an ongoing commitment to funding innovation to leverage its single-serve expertise, we knew that GMCR’s next leader had to possess a strong combination of operational expertise, consumer product and brand experience and strategic insight,” said Michael J. Mardy, Interim Chairman of the Board of Directors. “The Board of Directors conducted a thorough and robust search process which produced this outstanding leader who is ideally suited to lead GMCR as the Company continues to grow and evolve.”

Lawrence J. Blanford has been President and CEO of GMCR since assuming the role from the Company’s founder, Bob Stiller, in 2007.

Mardy continued, “Under Larry’s leadership over the last five years, GMCR evolved from what was a regional coffee roaster to an established leader in single-serve beverages with more than 5,800 employees across North America. We are grateful to Larry for his guidance and dedication and look forward to his insight during what we believe will be a very smooth and seamless transitional period.”

“I could not be more proud of what the GMCR organization has accomplished during my tenure,” said Lawrence J. Blanford, President and CEO. “I am certain that Mr. Brian is the right successor and will enable the Company to fulfill what I believe is its tremendous potential. I look forward to working closely with him to ensure a smooth leadership transition.”

Additional Biographical Information for Brian Kelley

Brian Kelley joined Coca-Cola in 2007 as President and General Manager, Still Beverages and Supply Chain North America. The business consisted of all Coca-Cola juices, waters, teas, sports drinks, enhanced waters and energy drinks. His responsibilities encompassed 15 major brands, including Vitaminwater, Smartwater, Simply, Minute Maid, odwalla, Fuze, Nestea, Dasani, Powerade and Gold Peak.

Prior to Coca-Cola, Mr. Kelley was President and Chief Executive of SIRVA, Inc. (formerly North American Van Lines), a $3.7 billion leading provider of relocation solutions to a well-established and diverse customer base around the world. His earlier experience includes Ford Motor Company, where he was President of its $13 billion Lincoln/Mercury division and General Electric Company, GE Appliance Division where he held roles of increasing responsibility until named Vice President and General Manager, Sales and Distribution. Kelley began his career in sales at Procter & Gamble and over a period of years, worked his way up through brand management.

Mr. Kelley, 51, is a graduate of College of the Holy Cross with a B.A. in Economics.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig® Single Cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in sustainably-grown coffee, and donating a portion of its pre-tax profits to social and environmental projects.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC.  The Company encourages investors to consult this section of its website regularly for important information and news.  Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as “may,” “will,” “would,” “expect,” “should,” “anticipate,” “estimate,” “believe,” “forecast,” “intend,” “plan” and similar expressions intended to identify forward-looking statements. These statements may relate to: the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, expected trends in net sales and earnings performance and other financial measures, the expected productivity and working capital improvements, the ability to maximize or successfully assert our intellectual property rights, the success of introducing and producing new product offerings, ability to attract and retain senior management, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the expected results of operations of businesses acquired by us, our ability to issue debt or additional equity securities, our expectations regarding purchasing shares of our common stock under the existing authorizations, and the impact of the inquiry initiated by the SEC and any related litigation or additional governmental inquiry or enforcement proceedings.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, changes in regulatory requirements, and global economic conditions generally which would include the availability of financing, interest, inflation rates and investment return on retirement plan assets, as well as foreign currency fluctuations, risks associated with our information technology systems, the threat of data breaches or cyber-attacks, and other risks described in the Company’s filings with the Securities and Exchange Commission.

Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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